Item 77Q1
Legg Mason Partners Income Trust.:

Western Asset Global High Yield Bond Portfolio

Registrant Incorporates by reference supplement to the Prospectus
"Supplement dated October 2, 2006 filed on October 2, 2006."
(Accession No. 0001193125-06-200687)